EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
October 29, 2003		(858) 503-5171

MAXWELL TECHNOLOGIES REPORTS THIRD QUARTER FINANCIAL RESULTS

High-Reliability Product Sales Growth and Margin Improvement Continue;

 Divestiture of Non-Core Businesses to be Completed by Year-End

CONFERENCE CALL AT 11 A.M. (EST) TOMORROW, OCTOBER 30, 2003 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $2.1 million, or $0.15 per share, on revenue of $10.9 million for its third quarter ended September 30, 2003.  That compares with a net loss $23.5 million, or $1.73 per share, on revenue of $16.5 million, for the third quarter ended September 30, 2002.  Cash and short-term investments totaled $5.8 million as of September 30, 2003.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that, in line with the company’s strategy of focusing exclusively on high-reliability, high-margin product lines and eliminating non-core and low-margin products, it will divest its winding equipment business by the end of 2003.  Balanson said that the company completed the previously announced divestiture of its tester business during the third quarter.  Excluding charges of $.6 million, or $0.04 per share, associated with exiting the tester business, the third quarter net loss was $1.5 million.

Revenue for Maxwell’s core high-reliability products, which include ultracapacitor components and systems, high voltage capacitors and radiation-mitigated microelectronics, totaled $8.2 million for the third quarter.  Balanson noted that, exclusive of tester-related charges, gross margins for high-reliability products increased by two percentage points sequentially from the second quarter to the third quarter, benefiting from continuing revenue mix improvement driven mainly by increasing ultracapacitor sales and the phase-out of low-margin, transformer based, power systems products.

“As we promised earlier in the year, Maxwell will enter 2004 with a highly focused line of core high-reliability products that will contribute gross margins above 60 percent on each dollar of incremental revenue,” Balanson said.  “Significant cost reductions and efficiency improvements in each of our core businesses have reduced the company’s quarterly breakeven revenue threshold from more than $15 million at the beginning of 2003 to about $12.5 million in Q4. Further reductions are underway that should enable the company to turn profitable by the second half of next year.”

Cash used by operating activities in the third quarter was approximately $2.0 million, compared with $2.5 million in the same period in 2002.

“Our cash position is adequate for the near term, and we will net more than $5 million to augment cash reserves when we complete the sale of a vacant facility in San Diego, which is now in escrow and scheduled to close during the fourth quarter,” Balanson said.

-more-

The company will file its Form 10-Q, containing complete financial data and Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the third quarter ended September 30, 2003, by November 14.  That document will be available at the company’s web site via the following link: www.maxwell.com/investors/sec_filings.html, or in hard copy by calling the company’s Investor Relations Department, at (858) 503-5165.

Management will conduct a conference call and simultaneous webcast to discuss third quarter financial results and the company’s future outlook and answer analysts’ questions at 11 a.m. (eastern) tomorrow, October 30, 2003.  The call may be accessed by dialing toll-free, (888) 584-2147 from the U.S. and Canada, or (706) 679-7677 for international callers.  The webcast and subsequent replay may be accessed at the company’s web site, via the following link: www.maxwell.com/investors/presentations.html .

Maxwell sells reliability.  We develop, manufacture and market electronic components and systems that perform reliably for the life of the applications into which they are integrated.  Our BoostCap® ultracapacitors and ultracapacitor-based energy storage systems uniquely address applications in transportation and consumer and industrial electronics.  Our high-voltage grading and coupling capacitors are used in electric utility infrastructure and other applications involving transport, distribution and measurement of high voltage electrical energy.  Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that primarily address applications in aerospace.  For more information, please visit our website: www.maxwell.com.

This news release contains forward-looking statements that are subject to risks and uncertainties. These include development and acceptance of products based on new technologies, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by the company’s products, cost-effective manufacturing of new products, the impact of competitive products and pricing and risks and uncertainties involved in foreign operations.  These and other risks are detailed from time-to-time in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2002.  Actual results may differ materially from those projected.  These forward-looking statements represent the Company’s judgment as of the date of this news release.  The Company disclaims any intent or obligation to update these forward-looking statements.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2003	December 31, 2002
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,086	$3,545
Short-term investments	2,689	7,546
Trade and other accounts receivable, net	7,893	8,530
Inventories	9,340	11,833
Prepaid expenses and other current assets	1,938	1,037
Assets held-for-sale	7,356	7,356
Total current assets	32,302	39,847
Property, plant and equipment, net	10,598	11,653
Other intangible assets, net	1,981	2,009
Goodwill	18,190	17,577
Other non-current assets	293	294
	$63,364	$71,380

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,001	$11,508
Deferred revenue	5,126	2,305
Accrued employee compensation	2,079	1,590
Short-term borrowings and current portion of long-term debt	3,692	570
Deferred tax liability	498	272
Liabilities of discontinued operations	2,161	2,326
Total current liabilities	21,557	18,571

Deferred tax liability	183	183
Long-term debt, excluding current portion	—	2,675
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 13,816 and 13,726 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	1,382	1,373
Additional paid-in capital	108,824	112,255
Common shares issuable	4,098	—
Accumulated deficit	(73,889)	(64,015)
Accumulated other comprehensive income	1,209	338
Total stockholders’ equity	41,624	49,951
	$63,364	$71,380

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Sales	$10,993	$16,564	$31,887	$42,509
Costs and expenses:
Cost of sales	9,408	13,858	27,634	39,651
Selling, general and administrative	2,611	5,171	10,188	14,766
Research and development	1,597	2,167	4,478	7,080
Impairment of long lived assets	—	7,628	—	7,628
Loss (gain) on sale of business	(263)	7,219	(726)	7,219
Restructuring charge	—	922	—	1,734
Other	(23)	261	(18)	29
Total costs and expenses	13,330	37,226	41,556	78,107
Loss from continuing operations before income taxes	(2,337)	(20,662)	(9,669)	(35,598)
Provision (benefit) for income taxes	(149)	124	(249)	(155)
Minority interest in net loss of subsidiaries	—	—	—	(241)
Loss from continuing operations	(2,188)	(20,786)	(9,420)	(35,202)
Discontinued operations, net of taxes:
Net income (loss) from discontinued operations	115	(2,761)	(453)	(4,445)

Net loss	$(2,073)	$(23,547)	$(9,873)	$(39,647)

Basic net loss per share:
Loss from continuing operations	$(0.16)	$(1.53)	$(0.68)	$(2.99)
Income (loss) from discontinued operations	0.01	(0.20)	(0.03)	(0.38)
Net loss	$(0.15)	$(1.73)	$(0.71)	$(3.37)

Diluted net loss per share:
Loss from continuing operations	$(0.16)	$(1.53)	$(0.68)	$(2.99)
Income (loss) from discontinued operations	0.01	(0.20)	(0.03)	(0.38)
Net loss	$(0.15)	$(1.73)	$(0.71)	$(3.37)

Weighted average shares used in computing:
Basic net loss per share	13,949	13,597	13,804	11,770
Diluted net loss per share	13,801	13,597	13,754	11,770

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
High Reliability	$8,297	$11,509	$24,047	$26,937
Winding Equipment	2,696	1,284	7,840	1,284
I-Bus Computing Systems	—	2,707	—	11,002
Sierra Tekna Seal	—	1,064	—	3,286
Consolidated total	$10,993	$16,564	$31,887	$42,509

Income (loss):
High Reliability	$(2,257)	$(1,264)	$(7,220)	$(5,520)
Winding Equipment	25	(317)	(501)	(317)
I-Bus Computing Systems	250	(2,663)	136	(11,513)
Sierra Tekna Seal	—	330	—	940
Total segment operating loss	(1,982)	(3,914)	(7,585)	(16,410)
Corporate expenses	660	1,066	2,885	2,926
Gain (loss) on sale of businesses	(263)	7,219	(726)	7,628
Restructuring	—	922	—	1,734
Impairment of long lived assets	—	7,628	—	7,219
Minority interest	—	—	—	(241)
Interest and other, net	(42)	(87)	(75)	(319)

Loss from continuing operations before income taxes	$(2,337)	$(20,662)	$(9,669)	$(35,357)

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2003	2002
Operating activities:
Loss from continuing operations	$(9,420)	$(35,202)
Adjustments to reconcile loss from continuing operating activities, to net of cash used in operating activities:
Depreciation and amortization	2,701	3,638
Other noncash items	(391)	11,311
Changes in operating assets and liabilities, net	2,369	9,464
Net cash used in operating activities	(4,741)	(10,789)
Investing activities:
Proceeds from sale of businesses and equipment	726	—
Purchase of business, net of cash acquired	—	(2,692)
Purchases of property and equipment	(1,589)	(1,583)
Proceeds from sale of short-term investments	8,100	13,075
Purchases of short-term investments	(3,332)	(8,789)
Net cash provided by investing activities	3,905	11
Financing activities:
Principal payments on long-term debt and short-term borrowings	(1,022)	(200)
Proceeds from short-term borrowings	1,469	—
Proceeds from issuance of Company and subsidiary stock	363	1,223
Net cash provided by financing activities	810	1,023
Net cash used in discontinued operations	(618)	(2,911)
Effect of exchange rate changes on cash and cash equivalents	185	(292)
Decrease in cash and cash equivalents	(459)	(12,958)
Cash and cash equivalents at beginning of period	3,545	13,673
Cash and cash equivalents at end of period	$3,086	$715